Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ardea Biosciences, Inc. of our report dated March 12, 2009 relating to the consolidated financial statements of Ardea Biosciences, Inc., for the year ended December 31, 2008 and our report dated March 12, 2009 relating to the effectiveness of internal control over financial reporting of Ardea Biosciences, Inc. for the year ended December 31, 2008.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Stonefield Josephson, Inc.
Irvine, California
May 15, 2009